                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

                           FILED BY THE REGISTRANT [X]

                    FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, for Use of
                                                  the Commission Only
                                                  (as permitted by Rule
                                                  14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VITALWORKS INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

   [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                               [VitalWorks LOGO]

                                  MAY 10, 2002

Dear Stockholder:

     We cordially invite you to attend the 2002 Annual Meeting of Stockholders of VitalWorks Inc. to be held on Wednesday, June 12, 2002 at Lounsbury House, 316 Main Street, Ridgefield, Connecticut 06877. The meeting will begin promptly at 10:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.

     Please date, sign, and return your proxy card in the enclosed envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.

     On behalf of your Board of Directors, thank you for your continued support and interest in VitalWorks.

                             Sincerely,

                             /s/ JOSEPH M. WALSH
                             Joseph M. Walsh
                             Chairman of the Board, President and
                             Chief Executive Officer

                                VITALWORKS INC.
                            239 ETHAN ALLEN HIGHWAY
                         RIDGEFIELD, CONNECTICUT 06877
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 12, 2002
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VitalWorks Inc. will be held on Wednesday, June 12, 2002 at 10:00 a.m., local time, at Lounsbury House, 316 Main Street, Ridgefield, Connecticut 06877, for the following purposes:

     1. To elect six (6) members of the Board of Directors to hold office until the 2003 Annual Meeting of Stockholders.

     2. To approve the Company's 2002 Employee Stock Purchase Plan.

     3. To ratify the selection by the Board of Directors for the year ending December 31, 2002 of BDO Seidman, LLP as independent auditors for VitalWorks.

     4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only the holders of record of common stock of VitalWorks Inc. at the close of business on May 2, 2002 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on May 2, 2002 will be available, during ordinary business hours, for ten (10) days prior to the meeting date for examination by any stockholder, his, her or its agent, or his, her or its attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH M. WALSH
                                          Joseph M. Walsh
                                          Chairman of the Board, President and
                                          Chief Executive Officer

May 10, 2002
Ridgefield, Connecticut

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                                VITALWORKS INC.
                            239 ETHAN ALLEN HIGHWAY
                         RIDGEFIELD, CONNECTICUT 06877

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 12, 2002
                             ---------------------

     The 2002 Annual Meeting of Stockholders of VitalWorks Inc. will be held on Wednesday, June 12, 2002 at Lounsbury House, 316 Main Street, Ridgefield, Connecticut 06877, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to holders of our common stock on or about May 10, 2002.

     As used in this Proxy Statement, the terms "VitalWorks," the "Company" and "we" each refers to VitalWorks Inc. and shall include its subsidiaries, unless the context otherwise requires.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in VitalWorks. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Joseph M. Walsh, Michael A. Manto and Stephen L. Hicks, Esq. as your representatives at the meeting. Messrs. Walsh, Manto and Hicks will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Walsh, Manto and Hicks will vote your shares in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on:

     - the election of six directors;

     - the approval of the adoption of the Company's 2002 Employee Stock Purchase Plan; and

     - the ratification of the appointment of BDO Seidman, LLP as our independent auditors.

     No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Only holders of record of common stock of VitalWorks as of the close of business on May 2, 2002. This is referred to as the "Record Date." Each share of common stock is entitled to one vote.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted "FOR" the named nominees for directors, "FOR" the approval of the Company's 2002 Employee Stock Purchase Plan and "FOR" the ratification of the appointment of the independent auditors.

     You may vote over the Internet. You can access the Internet voting system at the Web address www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your broker or other nominee in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of the Record Date, 40,097,410 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 13,365,804 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a "quorum."

     Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are shares that are held in a street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

     If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Corporate Secretary at 239 Ethan Allen Highway, Ridgefield, Connecticut 06877;

     - signing another proxy with a later date; or

     - voting in person at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in a street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in a street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MANY VOTES MUST THE NOMINEES FOR ELECTION AS DIRECTORS RECEIVE TO BE
ELECTED?

     The six nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.

     If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six nominees.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN?

     The approval of the Company's 2002 Employee Stock Purchase Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE SELECTION OF THE INDEPENDENT
AUDITORS?

     The selection of the independent auditors requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.

HOW WILL VOTES BE COUNTED?

     Election of Directors. You may vote "FOR" or you may "WITHHOLD AUTHORITY" on voting for each nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the "FOR" box and striking a line through the name of the nominee. Your shares will then be voted only for the remaining nominees.

     Approval of the Company's 2002 Employee Stock Purchase Plan. You may vote "FOR" or "AGAINST" the approval of the Company's 2002 Employee Stock Purchase Plan, or you may "ABSTAIN" from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because approval of the 2002 Employee Stock Purchase Plan requires a vote "FOR" such approval by a majority of shares voting, abstentions and "broker non-votes" will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the approval of the 2002 Employee Stock Purchase Plan.

     Ratification of the Selection of Independent Auditors. You may vote "FOR" or "AGAINST" the ratification of the selection of the independent auditors, or you may "ABSTAIN" from voting on this issue. Abstentions are counted for purposes of establishing a quorum. Because ratification of the selection of the independent auditors requires a vote "FOR" such ratification by a majority of shares voting, abstentions and "broker non-votes" will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the ratification of the selection of the independent auditors.

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and "broker non-votes."

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections and certain employees will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002. That report will be filed with the Securities and Exchange Commission, and you can obtain a copy by contacting our Corporate Secretary at (203) 894-1300, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the Securities and Exchange Commission's EDGAR system at www.sec.gov.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the six individuals currently serving as directors to stand for re-election as directors at the Annual Meeting. Each director elected at the Annual Meeting will serve for a one-year term expiring at the 2003 Annual Meeting of Stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than six directors.

     The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals. Each individual's age is as of the date of this Proxy Statement.

     Joseph M. Walsh, age 42, has served as President and Chief Executive Officer and as a director of VitalWorks since March 2001 and Chairman since June 2001. From April 2000 until March 2001, Mr. Walsh served as President of the Company's medical practice software division. From 1987 until April 2000, Mr. Walsh served as president and chief executive officer of Micro-Designs Software Corporation, a medical practice management company specializing in oral and maxillofacial and plastic surgery practices. VitalWorks acquired Micro-Designs in 1998.

     Stephen N. Kahane, M.D., M.S., age 44, has served as Vice Chairman and Chief Strategy Officer and as a director of VitalWorks since March 2001. From November 1999 until March 2001, Dr. Kahane served as President of the Company's E-Health division and then as Chief Strategy Officer of the Company's medical practice software division. From October 1996 until November 1999, he served as president and chief executive officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. Datamedic was acquired by

VitalWorks in 1999. Prior to joining Datamedic, Dr. Kahane was a co-founder and senior executive at a clinical software company, Clinical Information Advantages, Inc. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center.

     Michael A. Manto, age 44, has served as Executive Vice President and as a director of VitalWorks since March 2001 and as Chief Financial Officer since April 2001. From July 2000 until March 2001, he served as Executive Vice President of the Company's medical practice software division. From 1991 until 2000, Mr. Manto was with Hyperion Solutions Corporation, a multinational business software company, where he served as vice president and corporate controller. Mr. Manto also served as interim chief financial officer of Hyperion Software Corporation. Prior to joining Hyperion, Mr. Manto, a certified public accountant, was with Ernst & Young LLP.

     Kenneth R. Adams, age 66, has served as a director of VitalWorks since March 2001. From 1984 until his retirement in 1998, Mr. Adams served in various capacities with SunGard Data Systems Inc., a provider of integrated information technology solutions to the financial services industry. From October 1988 until December 1995, Mr. Adams was chairman and chief executive officer of the SunGard Disaster Recovery business unit, and from January 1996 until December 1998, Mr. Adams served as chief executive officer of SunGard Healthcare Systems Inc.

     Stephen J. DeNelsky, age 34, has served as a director of VitalWorks since March 2001. Since November 2001, he has served as the portfolio manager of Forstmann-Leff Associates, LLC. In December 2000, Mr. DeNelsky founded Sapphire Capital Management LLC, a New York-based investment fund, and he served as its managing partner until November 2001. From June 1999 until December 2000, he was a senior research analyst at Credit Suisse First Boston's Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors. From January 1996 to June 1999, Mr. DeNelsky occupied senior research analyst positions at Deutsche Banc Alex. Brown, ING Barings Furman Selz and McDonald & Company Securities.

     David B. Shepherd, age 51, has served as a director of VitalWorks since June 2001. Since 1990, Mr. Shepherd served, and continues to serve, as a vice president and as the chief financial officer of Louis Dreyfus Property Group Inc., an international commercial property company owned by Societe Anonyme Louis Dreyfus & Cie. Prior to joining Louis Dreyfus, from 1975 until 1990, Mr. Shepherd, a certified public accountant, was with Ernst & Young LLP.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

MEETINGS OF THE BOARD OF DIRECTORS

     In 2001, the Board of Directors held thirteen regular meetings and acted four times by unanimous written consent.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors has established an Audit Committee. In 2001, the Audit Committee initially consisted of James D. Elliott and Raymond H. Welsh, each of whom during his tenure was independent as defined by the rules of The Nasdaq Stock Market. In connection with the spin-off of the Company's dental business through a pro rata distribution to its stockholders of all the outstanding common stock of PracticeWorks, Inc. (the "PracticeWorks Spin-Off"), as of March 5, 2001, Messrs. Elliott and Welsh resigned from the Audit Committee.

     Messrs. Adams and DeNelsky were appointed to the Audit Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee. Messrs. Adams, DeNelsky and Shepherd are each independent as defined by the rules of The Nasdaq Stock Market. The Audit Committee held three meetings during 2001. In April 2001, the Board of Directors adopted a written charter for the Audit Committee.

     The principal functions of the Audit Committee are to review the Company's audited financial statements for the most recent fiscal year and discuss these financial statements with the Company's management, review and discuss these financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with the Company's independent auditors, discuss with the independent auditors the matters disclosed in the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and consider whether the independent auditors' provision of the other non-audit related services to the Company is compatible with maintaining such auditors' independence.

     Compensation Committee. The Board of Directors has established a Compensation Committee. In 2001, the Compensation Committee initially consisted of Messrs. Elliott and Welsh. In connection with the PracticeWorks Spin-Off, as of March 5, 2001, Messrs. Elliott and Welsh resigned from the Compensation Committee. Messrs. Adams and DeNelsky were appointed to the Compensation Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee. The Compensation Committee held four meetings and acted once by unanimous written consent during 2001.

     The principal functions of the Compensation Committee are to establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer, exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans and perform such other duties as the Board of Directors from time to time may direct.

     Executive Committee. In 2001, the Board of Directors had initially established an Executive Committee which consisted of Frederick L. Fine, Richard
E. Perlman and James K. Price. As of March 5, 2001, the Company no longer has an Executive Committee. The Executive Committee did not hold any meetings in 2001 prior to its dissolution.

     The Executive Committee had the authority to act on behalf of the Board of Directors in the management or direction of the business and affairs of VitalWorks to the extent authorized by a resolution of a majority of the entire Board of Directors and subject to any limitations that may be imposed by the laws of the State of Delaware.

     Nominating Committee. During 2001, VitalWorks did not have, and does not currently have, a standing nominating committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the directors, executive officers and the holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of filings made by reporting persons with the Securities and Exchange Commission or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2001, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act.

COMPENSATION OF DIRECTORS

     We compensate our independent directors through the Company's Directors Stock Option Plan, adopted by our directors and approved by our stockholders in June 1998. The Directors Stock Option Plan provides to each director who is not an employee of VitalWorks or its subsidiaries, at the time he or she is first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of common stock. On each anniversary of such director's service on the Board, each non-employee director receives an annual grant of an option to purchase 2,500 shares of common stock. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors; however, in practice, the employee directors approve additional grants of options to non-employee directors. In 2001, the employee directors approved a grant of an option to purchase an additional 10,000 shares to each of the three non-employee directors upon his appointment to the Board of Directors. All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. As of December 31, 2001, there were 423,334 shares of common stock reserved for issuance under the Directors Stock Option Plan. In addition, as of December 31, 2001, options to acquire 60,000 shares of our common stock had been granted and were outstanding pursuant to the Directors Stock Option Plan at a weighted average exercise price of $1.85 per share.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of March 31, 2002 by:

     - each stockholder that we know is the beneficial owner of more than 5% of our outstanding common stock;

     - each of our directors;

     - each individual named in the Summary Compensation Table; and

     - all directors and current executive officers as a group.

     Information with respect to "beneficial ownership" shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 39,449,548 shares outstanding as of March 31, 2002, plus all common stock issuable on exercise of options within 60 days of March 31, 2002 held by the particular beneficial owner ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o VitalWorks Inc., 239 Ethan Allen Highway, Ridgefield, Connecticut 06877.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED           OWNED
------------------------                                      ------------    ------------
Joseph M. Walsh (1).........................................   1,974,439           4.9%
Stephen N. Kahane, M.D. (2).................................   1,231,988           3.0%
Michael A. Manto (3)........................................     937,199           2.3%
C. Daren McCormick (4)......................................     119,730             *
Stephen L. Hicks (5)........................................     192,733             *
Kenneth R. Adams (6)........................................     138,700             *
Stephen J. DeNelsky (7).....................................      10,000             *
David B. Shepherd...........................................      10,000             *
Frederick L. Fine(8)........................................   4,188,041           9.9%
All directors and current executive officers as a group.....   4,706,805          11.0%
(9 persons)(9)

---------------

 *  Less than one percent.
(1) Includes 4,112 shares held by Mr. Walsh's spouse, a management employee of the Company. Also includes options to purchase 911,327 shares of our common stock, of which options to purchase 58,736 shares of our common stock are held by Mr. Walsh's spouse.
(2) Includes options to purchase 1,208,669 shares of our common stock.
(3) Includes options to purchase 926,040 shares of our common stock.
(4) Includes options to purchase 117,262 shares of our common stock.
(5) Includes options to purchase 185,208 shares of our common stock.
(6) Includes options to purchase 10,000 shares of our common stock. Also includes 200 shares held by Mr. Adams's spouse.
(7) Consists of options to purchase 10,000 shares of our common stock.
(8) Based solely upon the Schedule 13G filed by Mr. Fine on February 8, 2002. Includes 7,158 shares held by Mr. Fine for the benefit of his children and 2,386 shares held by a charitable trust over which Mr. Fine has sole voting and investment control. Also includes 2,887,944 shares issuable upon the exercise of Presently Exercisable Options. As of June 6, 2001, Mr. Fine resigned as Chairman of the Board and a director of VitalWorks, and in connection therewith, Mr. Fine and VitalWorks entered into a mutual Separation Agreement pursuant to which Mr. Fine's vested and unvested options to purchase 931,334 shares of our common stock were cancelled. (See "Employment Contracts and Change of Control Arrangements" below). The mailing address for Mr. Fine is c/o Rialto, LLC, 3247 Roswell Road, Atlanta, Georgia 30305.
(9) Includes options to purchase 3,458,464 shares of our common stock.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth information regarding total compensation paid by VitalWorks for services rendered by the individuals who, as of December 31, 2001, served as our Chief Executive Officer and our four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 2001 (collectively, the "Named Executive Officers"). Mr. Fine is included in the following table because he served as our Chief Executive Officer for part of 2001. In connection with the PracticeWorks Spin-Off, as of March 5, 2001, Mr. Fine resigned as our Chief Executive Officer and President. Mr. Fine served as our Chairman of the Board of Directors after the PracticeWorks Spin-Off until his resignation from that position on June 6, 2001. Mr. Fine is no longer a director, officer or employee of VitalWorks.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                             -----------------------
                                       ANNUAL COMPENSATION       OTHER       RESTRICTED   SECURITIES
                                       --------------------      ANNUAL        STOCK      UNDERLYING    ALL OTHER
                              FISCAL    SALARY      BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)         ($)(1)         ($)          (#)          ($)(2)
---------------------------   ------   ---------   --------   ------------   ----------   ----------   ------------
Joseph M. Walsh(3)..........   2001     250,000     250,000          --             --          200(4)    10,500
  President and Chief
  Executive Officer
Stephen N. Kahane,
  M.D.(3)...................   2001     178,428     190,000          --             --          200       10,500
  Vice Chairman and Chief
  Strategy Officer
Michael A. Manto(3).........   2001     190,000     190,000          --             --          100       10,500
  Executive Vice President
  and Chief Financial
  Officer
C. Daren McCormick(3).......   2001     136,250     140,000          --             --       29,833        8,288
  Vice President, Chief
  Operations Officer
Stephen L. Hicks(3).........   2001     145,000     128,000          --             --          100       10,500
  Vice President, General
  Counsel and Corporate
  Secretary
Frederick L. Fine...........   2001     160,097          --          --             --           --      750,000
  Former President and         2000     145,833       4,000          --             --    1,200,200        9,350
  Chief Executive Officer      1999     125,000      19,500      15,683             --      440,200        9,621

---------------
(1) The compensation set forth in this column does not include compensation in the form of perquisites or other personal benefits for Messrs. Walsh, Manto, McCormick and Hicks and Dr. Kahane in 2001 and Mr. Fine in 2001 or 2000 because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for those persons for those years. The amount presented for Mr. Fine in 1999 includes an automobile allowance for the use of a vehicle in the amount of $9,683 and compensation for business expenses in the amount of $6,000.

(2) The amounts presented for Messrs. Walsh, Manto, McCormick and Hicks and Dr. Kahane in 2001 and Mr. Fine in 2000 and 1999 represent VitalWorks contribution to the 401(k) savings plan. The amount presented for Mr. Fine in 2001 represents the severance payment paid to Mr. Fine pursuant to the Severance Agreement, effective as of June 6, 2001, between VitalWorks and Mr. Fine. (See "Employment Contracts and Change of Control Arrangements" below).

(3) Messrs. Walsh, Manto, McCormick and Hicks and Dr. Kahane became executive officers of VitalWorks in March 2001.

(4) Does not include options to purchase 15,016 shares of our common stock granted to Mr. Walsh's spouse, a management employee of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to the Named Executive Officers during 2001. The amounts shown for potential realizable values are based upon assumed annualized rates of VitalWorks stock price appreciation of 5% and 10% over the full ten-year term (or shorter term) of the options, as required by the Securities and Exchange Commission, and are not intended to represent or forecast possible future appreciation, if any, of the price of VitalWorks common stock.

                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE
                                                                                                VALUE AT
                                                                                             ASSUMED ANNUAL
                                                                                                RATES OF
                                    NUMBER OF                                                  STOCK PRICE
                                    SECURITIES    % OF TOTAL                                  APPRECIATION
                                    UNDERLYING     OPTIONS      EXERCISE                     FOR OPTION TERM
                                     OPTIONS      GRANTED TO    PRICE PER    EXPIRATION   ---------------------
NAME                                GRANTED(#)    EMPLOYEES    SHARE($/SH)      DATE        5%($)      10%($)
----                                ----------    ----------   -----------   ----------   ---------   ---------
Joseph M. Walsh(1)................       200           *           2.50       9/28/2011        314         797
Stephen N. Kahane, M.D. ..........       200           *           5.65      12/31/2011        711       1,801
Michael A. Manto..................       100           *           2.50       9/28/2011        157         398
C. Daren McCormick................    29,633         3.9           1.33       1/24/2011     24,786      62,812
                                         200           *           2.00       3/30/2011        252         637
Stephen L. Hicks..................       100           *           2.50       9/28/2011        157         398
Frederick L. Fine.................        --          --             --              --         --          --

---------------
 *  Less than one percent.
(1) Does not include the following options granted to Mr. Walsh's spouse, a management employee of the Company: (i) an option to purchase 14,816 shares of our common stock with an exercise price of $1.33, an expiration date of January 24, 2011 and potential realizable values of $12,393, based on a 5% stock appreciation rate, and $31,405, based on a 10% appreciation rate and
    (ii) an option to purchase 200 shares of our common stock with an exercise price of $2.50, an expiration date of September 28, 2011 and potential realizable values of $314, based on a 5% stock appreciation rate, and $797, based on a 10% appreciation rate. The options granted to Mr. Walsh and his spouse constituted approximately 2% of the total options granted to all of our employees in 2001.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     Shown below is information with respect to the number of VitalWorks shares acquired upon exercise of stock options (and currently held) and the aggregate gains realized on exercises during 2001 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these executive officers on December 31, 2001 and the aggregate gains that would have been realized had these options been exercised on December 31, 2001, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN
                                                           UNDERLYING UNEXERCISED          THE MONEY OPTIONS AT
                            SHARES                     OPTIONS AT FISCAL YEAR END (#)     FISCAL YEAR END ($)(1)
                         ACQUIRED ON       VALUE       ------------------------------   ---------------------------
NAME                     EXERCISE (#)   REALIZED ($)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                     ------------   ------------   ------------    --------------   -----------   -------------
Joseph M. Walsh(2).....    635,000        285,750         423,332        1,489,067        1,502,829     5,282,736
Stephen N. Kahane,
  M.D..................          0              0         914,982        1,164,155        2,457,423     3,289,081
Michael A. Manto.......          0              0         661,457          926,145        2,348,172     3,287,775
C. Daren McCormick.....          0              0         106,891          317,065          363,890     1,136,070
Stephen L. Hicks.......          0              0         132,292          185,308          469,637       657,803
Frederick L. Fine......          0              0       2,887,944                0       10,637,377             0

---------------
(1) The closing price for our common stock as reported by The Nasdaq Stock Market on December 31, 2001 was $5.65. The value is calculated on the basis of the difference between the option exercise price and $5.65, multiplied by the shares of common stock underlying the option.
(2) Does not include the following options held by Mr. Walsh's spouse, a management employee of the Company: (i) exercisable options to purchase 47,625 shares of our common stock with a value at fiscal at year end of $169,069 and (ii) unexercisable options to purchase 165,086 shares of our common stock, of which options to purchase 164,663 shares are in the money with a value at fiscal year end of $594,007.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The following are descriptions of the employment and change of control arrangements with our Named Executive Officers. In connection with the PracticeWorks Spin-Off, Mr. Fine resigned as our Chief Executive Officer and President. Mr. Fine served as our Chairman of the Board of Directors after the PracticeWorks Spin-Off until his resignation from that position on June 6, 2001. Mr. Fine is no longer a director, officer or employee of VitalWorks.

     VitalWorks entered into a four-year employment agreement with Mr. Walsh on July 24, 2000. The agreement provides for an initial annual base salary of $250,000 and a severance payment equal to three times the then-current annual base salary rate and a pro-rated annual bonus upon the termination of employment by VitalWorks without cause or a voluntary termination in the event of a change of control of VitalWorks. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that certain performance goals are met and options to purchase shares of VitalWorks common stock at fair market value, generally vesting over three years. Further, the agreement provides that during the term of the agreement, Mr. Walsh shall own or have the right to purchase an aggregate number of shares of VitalWorks common stock which is not less than 3% of the then-outstanding shares of common stock (on an as-converted basis). The agreement provides for 100% vesting of all outstanding stock options upon a change of control of VitalWorks or upon a termination of employment by VitalWorks without cause. The agreement provides for an additional gross-up payment to be made to Mr. Walsh in the event that, upon a change in the ownership or effective control of VitalWorks or in the ownership of a substantial portion of the assets of VitalWorks, any payments to Mr. Walsh would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. Walsh is also permitted to participate in VitalWorks's employee benefit programs.

     VitalWorks entered into a four-year employment agreement with Dr. Kahane on July 24, 2000. The agreement provides for an initial annual base salary of $190,000 and a severance payment equal to three times the then-current annual base salary rate upon the termination of employment by VitalWorks without cause or a voluntary termination in the event of a change of control of VitalWorks. Dr. Kahane agreed to be paid a salary of $125,000 until the date of the PracticeWorks Spin-Off. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors and options to purchase shares of VitalWorks common stock at fair market value, generally vesting over three years. Further, the agreement provides for a cash bonus payment as determined by the Chief Executive Officer and/or the Compensation Committee. The agreement provides for 100% vesting of all outstanding stock options upon a change of control of VitalWorks or upon a termination of employment by VitalWorks without cause. The agreement provides for an additional gross-up payment to be made to Dr. Kahane in the event that, upon a change in the ownership or effective control of VitalWorks or in the ownership of a substantial portion of the assets of VitalWorks, any payments to Dr. Kahane would be subject to an excise tax under Section 4999 of the Code. Dr. Kahane is also permitted to participate in VitalWorks's employee benefit programs.

     VitalWorks entered into a four-year employment agreement with Mr. Manto on July 24, 2000. The agreement provides for an initial annual base salary of $190,000 and a severance payment equal to three times the then-current annual base salary rate and a pro-rated annual bonus upon the termination of employment by VitalWorks without cause or a voluntary termination in the event of a change of control of VitalWorks. In addition, the agreement provides for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that certain performance goals are met and options to purchase shares of VitalWorks common stock at fair market value, generally vesting over three years. Further, the agreement provides that during the term of the agreement, Mr. Manto shall own or have the right to purchase an aggregate number of shares of VitalWorks common stock which is not less than 2% of the then-outstanding shares of common stock (on an as-converted basis). The agreement provides for 100% vesting of all outstanding stock options upon a change of control of VitalWorks or upon a termination of employment by VitalWorks without cause. The agreement provides for an additional gross-up payment to be made to Mr. Manto in the event that, upon a change in the ownership or effective control of VitalWorks or in the ownership of a substantial portion of the assets of VitalWorks, any payments to Mr. Manto would be subject to an excise tax under Section 4999 of the Code. Mr. Manto is also permitted to participate in VitalWorks's employee benefit programs.

     VitalWorks entered into a four-year employment agreement with Mr. Hicks on August 21, 2000. The agreement provides for an initial annual base salary of $130,000 and a severance payment equal to two times the then-current annual base salary rate and a pro-rated annual bonus upon the termination of employment by VitalWorks without cause or a voluntary termination in the event of a change of control of VitalWorks. In July 2001, Mr. Hicks's annual base salary was increased to $160,000. In addition, the agreement provides for a cash bonus payment in the event that certain performance goals are met and options to purchase shares of VitalWorks common stock at fair market value, generally vesting over three years. The agreement provides for 100% vesting of all outstanding stock options upon a change of control of VitalWorks or upon a termination of employment by VitalWorks without cause. The agreement provides for an additional gross-up payment to be made to Mr. Hicks in the event that, upon a change in the ownership or effective control of VitalWorks or in the ownership of a substantial portion of the assets of

VitalWorks, any payments to Mr. Hicks would be subject to an excise tax under
Section 4999 of the Code. Mr. Hicks is also permitted to participate in VitalWorks's employee benefit programs.

     VitalWorks entered into a four-year employment agreement with Mr. Fine in July 1998, and amended this agreement in June 1999. The agreement, as amended, provided for an initial annual base salary of $125,000 and a severance payment equal to three times the then-current annual base salary rate ($250,000 as of June 6, 2001) upon the termination of employment by VitalWorks without cause or a voluntary termination in the event of a change of control of VitalWorks. In addition, the agreement, as amended, provided for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that VitalWorks meets certain earnings thresholds and options to purchase shares of VitalWorks common stock at fair market value, vesting over four years. The agreement, as amended, provided for 100% vesting of all outstanding stock options upon a change of control of VitalWorks. The agreement, as amended, provided for an additional gross-up payment to be made to Mr. Fine in the event that, upon a change in the ownership or effective control of VitalWorks or in the ownership of a substantial portion of the assets of VitalWorks, any payments to Mr. Fine would be subject to an excise tax under
Section 4999 of the Code. Mr. Fine was also permitted to participate in VitalWorks's employee benefit programs. In November 2000, VitalWorks and Mr. Fine agreed to mutually terminate the foregoing agreement, as amended, and entered into a new four-year employment agreement. Except as described below, the terms of the new agreement were substantially similar to the terms of the prior agreement. The new agreement provided that upon the PracticeWorks Spin-Off, Mr. Fine was to become the Chairman of the Board and resign as Chief Executive Officer and President. Mr. Fine was to receive an annual base salary of $250,000 and was eligible to receive a cash bonus identical to the cash bonus awarded to the Company's President and/or Chief Executive Officer. The stock option granted under this agreement was to vest generally over three years and all outstanding options would immediately vest upon a termination of employment by VitalWorks without cause. Upon a change in control or termination by VitalWorks without cause, medical and dental insurance benefits would continue for two years under the new agreement. The agreement also provided that during the term of the agreement, Mr. Fine was to own or have the right to purchase an aggregate number of shares of VitalWorks common stock which is not less than 3% of the then-outstanding shares of common stock (on an as-converted basis).

     Effective as of June 6, 2001, VitalWorks entered into a Separation Agreement with Mr. Fine pursuant to which Mr. Fine's relationship with VitalWorks was mutually terminated. Under this agreement, Mr. Fine agreed to release any and all claims that he ever had or now has against VitalWorks and certain related parties, and VitalWorks agreed to release all claims that it may have against Mr. Fine arising out of Mr. Fine's employment with and separation from VitalWorks. Also, under the Separation Agreement Mr. Fine shall receive the termination benefits and remain subject to the restrictions called for under his employment agreement with VitalWorks (as discussed above), except that (A) Mr. Fine agreed to apply his severance payment ($484,125, net of withholdings) to
(i) withholdings resulting from income reported under a deferred compensation agreement between VitalWorks and Mr. Fine and (ii) interest accrued as of March 31, 2001 on certain indebtedness (the "Notes") owed by Mr. Fine to VitalWorks (see "Certain Transactions" below), (B) Mr. Fine granted VitalWorks a first lien security interest on 1,000,000 shares of VitalWorks common stock owned by Mr. Fine to secure repayment of the Notes, (C) Mr. Fine shall (x) grant VitalWorks a first lien security interest on all shares received upon exercise of his stock options to secure repayment of the Notes or (y) apply the net proceeds from any and all sales of shares purchased upon exercise of his stock options towards repayment of the Notes, (D) Mr. Fine agreed to an exercise period of five years, instead of the ten years provided under his employment agreement, for all of his outstanding stock options, and (E) Mr. Fine agreed to the cancellation by VitalWorks of options previously granted to purchase 931,334 shares of VitalWorks common stock. In addition, VitalWorks agreed to extend the maturity dates of the Notes, and the due date for interest accruing after March 31,

2001, to December 31, 2002. As of April 23, 2002, all of the principal of and interest on the Notes were paid in full, and simultaneously, the liens were released.

                              CERTAIN TRANSACTIONS

     On June 30, 2000, Mr. Price, a former director of the Company, borrowed $673,144 from the Company in the form of a promissory note. The note was subsequently amended on March 5, 2001. The note, as amended, bore interest at a rate of prime plus 0.5% per annum and was due December 31, 2001. The principal and a portion of the interest had been paid as of December 26, 2001. Accrued interest of $166 was outstanding as of April 23, 2002.

     On June 30, 2000, Mr. Fine borrowed $3,115,716 from the Company in the form of a promissory note bearing interest at prime plus 0.5%. The note was subsequently amended on March 5, 2001 to extend the maturity date to December 31, 2001. In June 2001, the Company entered into a Separation Agreement with Mr. Fine pursuant to which (i) the Company agreed to extend the maturity date of the note, and the due date for interest accruing after March 31, 2001, to December 31, 2002, (ii) Mr. Fine agreed to apply a part of the severance payment received from the Company to pay off all interest accrued on the note through and including March 31, 2001, (iii) Mr. Fine agreed to grant a first lien security interest in 1,000,000 shares of VitalWorks common stock to secure repayment of the note and (iv) Mr. Fine agreed to grant a first lien security interest on all shares received upon exercise of options to secure repayment of the note or apply the net proceeds from any and all sales of such shares to repayment of the note. The principal and interest were paid in full as of April 23, 2002, and simultaneously, the liens were released.

     On June 30, 2000, Mr. Perlman, a former director of the Company, borrowed $1,449,049 from the Company in the form of a promissory note. The note was subsequently amended on March 5, 2001. The note, as amended, bore interest at a rate of prime plus 0.5% per annum and was due December 31, 2001. The principal and a portion of the interest had been paid as of January 2, 2002. Accrued interest of $1,399 was outstanding as of April 23, 2002.

     On June 30, 2000, the Company received a note receivable from Mr. Fine in an amount of $2,691,882 in connection with Mr. Fine's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. In June 2001, the Company entered into a Separation Agreement with Mr. Fine pursuant to which (i) the Company agreed to extend the maturity date of the note, and the due date for interest accruing after March 31, 2001, to December 31, 2002, (ii) Mr. Fine agreed to apply a part of the severance payment received from the Company to pay off all interest accrued on the note through and including March 31, 2001, (iii) Mr. Fine agreed to grant a first lien security interest in 1,000,000 shares of VitalWorks common stock to secure repayment of the note and (iv) Mr. Fine agreed to grant a first lien security interest on all shares received upon exercise of options to secure repayment of the note or apply the net proceeds from any and all sales of such shares to repayment of the note. The principal and interest were paid in full as of April 23, 2002, and simultaneously, the liens were released.

     On June 30, 2000, the Company received a note receivable from Mr. Perlman in an amount of $2,122,800 in connection with Mr. Perlman's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. On January 2, 2002, Mr. Perlman provided a payment of $30,562, representing the total accrued interest as of December 31, 2001. As of April 23, 2002, none of the principal had been repaid, and the total accrued interest outstanding was $9,063.

     On June 30, 2000, the Company received a note receivable from Mr. Price in an amount of $2,122,800 in connection with Mr. Price's exercise of vested stock options. The note bears interest at a rate of prime plus 0.5% per annum and is due June 30, 2002. As of April 23, 2002, none of the principal had been repaid, and the total accrued interest outstanding was $9,073.

     As of March 31, 2001, management of the Company determined that collection was doubtful with respect to approximately $6 million of the balance remaining on the above-described notes that remained outstanding as of that date and, accordingly, the Company recorded a valuation allowance for that amount and ceased accruing interest on these notes as of March 31, 2001. The Company has since reduced the valuation allowance to $3 million as of March 31, 2002.

                      REPORT OF THE COMPENSATION COMMITTEE

     In 2001, the Compensation Committee initially consisted of Messrs. Elliot and Welsh until their resignation in March 2001. As of April 24, 2001, the Compensation Committee consisted of Messrs. Adams and DeNelsky, and, as of June 13, 2001, Mr. Shepherd was appointed to the committee. It is the Compensation Committee's responsibility to:

     - establish the compensation policies applicable to the executive officers and determine the annual compensation of each executive officer;

     - exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

     - perform such other duties as the Board of Directors from time to time may direct.

     In performing these duties, we consider recommendations from management along with other factors. The previous Compensation Committee also had an executive compensation consultant available to them.

THE COMPENSATION COMMITTEE'S PHILOSOPHY

     Our philosophy on establishing executive compensation is to:

     - foster a high-performance culture that motivates and retains high-performing executives; and

     - create a comprehensive incentive compensation plan which includes a combination of stock-based and cash compensation.

     In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. VitalWorks's compensation package for its officers includes a combination of salary, bonus and stock option grants. We believe that stock-based compensation in the form of stock option grants are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of VitalWorks. Accordingly, we bias our compensation for executive officers in favor of stock options rather than cash compensation in the form of salaries or bonuses. Our executive compensation provides an overall level of compensation opportunity that is competitive with companies in our industry of comparable size and complexity.

     During 2000, VitalWorks's compensation consultant presented a report regarding VitalWorks's executive officer compensation package to the previous Board of Directors and the previous Compensation Committee and consulted with the previous Board of Directors and the previous Committee regarding appropriate compensation for executive officers. The previous Committee considered the report and recommendation of this consultant in setting base salaries and targets upon which bonuses would be based for our top executives in 2001.

     Base Salary. Base salaries for VitalWorks's executive officers are established under employment contracts. We review and approve these salaries annually. In determining base salaries, we take into consideration competitive market practices and each individual's role and responsibilities in the organization. Because our overall compensation philosophy is to link executive compensation with increases in stockholder value by providing a substantial portion of overall compensation in the form of stock options, our objective in setting base salaries is generally to provide total cash compensation at a level that is below the median for comparable companies.

     Bonus. We award our executive officers discretionary year-end bonuses. These bonuses reflect the individual's specific responsibilities, experience and overall performance as well as the performance of VitalWorks during the year. Consistent with our overall compensation philosophy, the amount of bonuses awarded are set such that total cash compensation to our executives, including bonuses, is below the median for comparable companies.

     Stock Option Grants. The grant of stock options is designed to align the interests of executive officers with those of stockholders in VitalWorks's long-term performance. Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of VitalWorks's common stock on the date of grant and expire not later than ten years from the date of grant. During 2001, it was the practice of the Committee to grant stock options which generally vest over a three to four-year period from the date of the grant. Option awards for our executive officers are based on our assessment of the contributions to VitalWorks of each officer and recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. In 2001, the previous Compensation Committee granted stock options to Mr. McCormick. We believe this stock option award, combined with previous stock option awards and cash compensation to Mr. McCormick and the other executive officers, provide overall compensation that is competitive with comparable companies in our industry.

     Chief Executive Officer Compensation. We followed the same policies described above in setting the compensation package for the individuals that served as our Chief Executive Officer in 2001. In November 2000, VitalWorks and Mr. Fine agreed to mutually terminate Mr. Fine's previous employment agreement and entered into a new four-year employment agreement, which was approved by the previous Compensation Committee. As of November 10, 2000, Mr. Fine's compensation consisted of an annual base salary of $250,000.

     As of March 6, 2001, Mr. Walsh has served as our Chief Executive Officer under an employment contract dated July 24, 2000, which was approved by the previous Compensation Committee. Mr. Walsh's compensation for 2001 consisted of an annual base salary of $250,000. Mr. Walsh also received an annual cash bonus of $250,000. We believe these combinations of base salary and annual bonus provided compensation that were consistent with our overall executive compensation philosophy.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company's stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the

Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                          By the Compensation Committee:
                                          Kenneth R. Adams
                                          Stephen J. DeNelsky
                                          David B. Shepherd

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, the Compensation Committee initially consisted of Messrs. Elliot and Welsh. As of April 24, 2001, the Compensation Committee consisted of Messrs. Adams and DeNelsky, and, as of June 13, 2001, Mr. Shepherd was appointed to the committee. None of Messrs. Elliott, Welsh, Adams, DeNelsky and Shepherd has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

     None of the Company's executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of the Company or member of the Compensation Committee.

                         REPORT OF THE AUDIT COMMITTEE

     In 2001, the Audit Committee of the Company's Board of Directors initially consisted of two members, Messrs. Elliott and Welsh. As of March 5, 2001, Messrs. Elliott and Welsh resigned from the Audit Committee. Messrs. Adams and DeNelsky were appointed to the Audit Committee as of April 24, 2001, and as of June 13, 2001, Mr. Shepherd was appointed to the committee. The former and current members of the Audit Committee each are independent, as defined by the rules of The Nasdaq Stock Market. In April 2001, the Board of Directors adopted the written charter for the Audit Committee.

     The Audit Committee composed of Messrs. Adams, DeNelsky and Shepherd (the "2001 Audit Committee") reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and discussed these financial statements with the Company's management and independent auditors. As appropriate, the 2001 Audit Committee reviewed and evaluated, and discussed with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, the audit of the Company's financial statements;

     - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company's stockholders;

     - management's selection, application and disclosure of critical accounting policies;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting and financial personnel.

     The 2001 Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with BDO Seidman, LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following, if applicable:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the 2001 Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The 2001 Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The 2001 Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are described in "Independent Accountant Fees and Other Matters" below is compatible with maintaining such auditors' independence.

     In performing all of the functions described above, the 2001 Audit Committee acts only in an oversight capacity. The 2001 Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for the Company's financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the 2001 Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          By the Audit Committee:
                                          Kenneth R. Adams
                                          Stephen J. DeNelsky
                                          David B. Shepherd

INDEPENDENT ACCOUNTANT FEES AND OTHER MATTERS

     Audit Fees. For the fiscal year ended December 31, 2001, BDO Seidman, LLP billed the Company an aggregate of approximately $230,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

     Financial Information Systems Design and Implementation Fees. BDO Seidman, LLP did not render any professional services to the Company or its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

     All Other Fees. BDO Seidman, LLP billed the Company an aggregate of approximately $90,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001. A substantial portion of these fees were for services traditionally provided by auditors, including work performed in connection with registration statements and tax and other financial consulting services.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return on VitalWorks's common stock with The Nasdaq National Market index (U.S. companies) and Russell 2000 index for the period from July 10, 1997 to December 31, 2001. The comparison assumes that $100 was invested on July 10, 1997, the effective date of VitalWorks's initial public offering, in VitalWorks's common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

[PERFORMANCE GRAPH]

                             7/10/97    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
                             -------    --------    --------    --------    --------    --------
VitalWorks common stock       $100        $208        $728       $1,386       $167        $251
Nasdaq National Market
  index                       $100        $106        $149       $  278       $167        $132
Russell 2000 index            $100        $110        $107       $  130       $126        $130

                                   PROPOSAL 2

          APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK PURCHASE PLAN

     On April 22, 2002, our Board of Directors adopted, subject to stockholder approval, the 2002 Employee Stock Purchase Plan (the "2002 ESPP"), to permit our eligible employees to purchase shares of our common stock at a discounted price. Up to 500,000 shares of our common stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to options granted under the 2002 ESPP.

     The Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. ACCORDINGLY, THE BOARD BELIEVES ADOPTION OF THE 2002 ESPP IS IN OUR BEST INTERESTS AND THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 ESPP.

DESCRIPTION OF THE 2002 ESPP

     The following is a brief summary of the 2002 ESPP. This summary is qualified in its entirety by reference to the 2002 ESPP.

     General. The 2002 ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discounted price.

     Eligibility. Each of our employees and the employees of our eligible subsidiaries, including any officer or director who is also an employee, is eligible to participate in the 2002 ESPP, provided that such employee (1) is employed by us or any eligible subsidiary on the applicable offering commencement date and (2) is customarily employed by us or any eligible subsidiary for more than 20 hours per week. As of April 1, 2002, approximately 630 of our employees would have been eligible to participate in the 2002 ESPP. An employee may not participate in the 2002 ESPP if, immediately after participation, the employee would own five percent or more of the combined voting power of our outstanding common stock or that of any parent or subsidiary corporation.

     Offerings. The 2002 ESPP is generally implemented through two annual offerings beginning February 1 and August 1. Generally, each offering may last six months but the Board has the discretion to select an offering period of less than six months. Participants in an offering receive an option at the beginning of an offering period. Participants may also elect to make payroll deductions under the 2002 ESPP. A participant may elect to have withheld from his or her pay, for purposes of purchasing shares under the 2002 ESPP, a whole percentage between 1% and 15% of his or her "compensation" (as that term is defined in the 2002 ESPP).

     On the last day of the offering period, unless such person is no longer a participant in the 2002 ESPP, an employee will purchase the largest number of whole shares available with funds that such person has set aside under the 2002 ESPP through payroll deductions. No employee may be granted an option that permits the employee's rights to purchase common stock under an employee stock 2002 ESPP to accrue at a rate that exceeds $25,000 of the fair market value of the common stock for each calendar year in which the option is outstanding at any time, determined as of the first day of the offering period. Additionally, no participating employee may purchase more than 5,000 shares in any calendar year through the exercise of options under the 2002 ESPP.

     Purchase Price. The price at which shares may be purchased during any offering is equal to 85% of the lower of (1) the closing price of our common stock on the first business day of the offering period, or (2) the closing price of our common stock on the last business day of the offering period.

     Number of Shares and Share Adjustment. The maximum number of shares of our common stock issuable under the 2002 ESPP is 500,000. The 2002 ESPP contains provisions relating to adjustments to be made under the 2002 ESPP in the event of stock splits and other similar events and specified mergers, acquisitions and other extraordinary corporate transactions involving the Company.

     Administration. The 2002 ESPP is administered by our Board of Directors, which has the authority to make rules and regulations for the administration of the 2002 ESPP. The interpretations and decisions of the Board with regard to such rules are final and binding. Pursuant to the terms of the 2002 ESPP, the Board may delegate authority under the 2002 ESPP to a committee of the Board.

     Amendment or Termination. Our Board of Directors may terminate or amend the 2002 ESPP at any time, except that no amendment may be made without the prior approval of the stockholders of the Company if such approval is required by Section 423 of the Code, and that no amendment may be made which would cause the 2002 ESPP to fail to comply with Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2002 ESPP and with respect to the sale of common stock acquired under the 2002 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Tax Consequences to Participants. A participant will not have income upon enrolling in the 2002 ESPP or upon purchasing shares of common stock at the end of an offering.

     A participant may have both compensation income and capital gain income if the participant sells shares that were acquired under the 2002 ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the shares. If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

     - 15% of the value of the shares on the day the offering commenced; and

     - the participant's profit.

Any excess profit will be long-term capital gain.

     If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the shares less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

     If the participant sells the shares at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

     Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                   PROPOSAL 3

                       SELECTION OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has selected the firm of BDO Seidman, LLP as independent auditors for VitalWorks for the year ending December 31, 2002. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR VITALWORKS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                 OTHER MATTERS

ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report of VitalWorks for the year ended December 31, 2001, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY HOLDER OF OUR COMMON STOCK OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 2, 2002, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. WE WILL PROVIDE COPIES OF THE EXHIBITS UPON WRITTEN REQUEST BY ELIGIBLE STOCKHOLDERS, AND WE MAY IMPOSE A REASONABLE FEE FOR PROVIDING SUCH EXHIBITS. REQUESTS FOR COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO:

                                          VITALWORKS INC.
                                          ATTN: INVESTOR RELATIONS
                                          239 ETHAN ALLEN HIGHWAY
                                          RIDGEFIELD, CONNECTICUT 06877

STOCKHOLDER PROPOSALS

     The Company expects to hold its 2003 Annual Meeting by June 2003 and mail its proxy statement in connection therewith by April 2003. Accordingly, proposals of stockholders that are intended to be presented at VitalWorks's 2003 Annual Meeting of Stockholders must be submitted in writing and received by us on or before January 10, 2003 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     According to VitalWorks's Second Amended and Restated Bylaws, a stockholder proposal may only be acted upon at an Annual Meeting of Stockholders if the stockholder gives notice to VitalWorks of such proposal at least 90 but not less than 60 days before such Annual Meeting; provided, however, that if VitalWorks gives less than 60 days notice or prior public disclosure of the date of the Annual Meeting, notice by the stockholder must be given to VitalWorks not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2003 Annual

Meeting of Stockholders must be submitted in writing at least 90 but not less than 60 days from such meeting, except as noted above, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the stockholder proposal.

OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

EXPENSES OF SOLICITATION

     VitalWorks will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others so that they may forward such materials to such beneficial owners. VitalWorks may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:

                                          VitalWorks Inc.
                                          Attn: Investor Relations
                                          239 Ethan Allen Highway
                                          Ridgefield, Connecticut 06877
                                          Telephone: (203) 894-1300

     If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH M. WALSH
                                          Joseph M. Walsh
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Ridgefield, Connecticut
May 10, 2002

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

PROXY

                                 VITALWORKS INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2002

         The undersigned hereby appoints Joseph M. Walsh, Michael A. Manto and Stephen L. Hicks, Esq., and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of VitalWorks Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, June 12, 2002 at 10:00 a.m., local time, at Lounsbury House, 316 Main Street, Ridgefield, Connecticut 06877, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(1)      To elect the six (6) directors listed below:

        [ ]  FOR all nominees listed                 [ ] WITHHOLD AUTHORITY to
             (except as marked below to all              vote for all nominees
               nominees listed the contrary)             listed

               Joseph M. Walsh
               Stephen N. Kahane, M.D., M.S.
               Michael A. Manto
               Kenneth R. Adams
               Stephen J. DeNelsky
               David B. Shepherd

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

(2)      To approve the Company's 2002 Employee Stock Purchase Plan:

        [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN



(3) To ratify the appointment of BDO Seidman, LLP as independent auditors of VitalWorks to serve for 2002:

        [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THIS PROXY.

                (Continued, and to be signed, on the other side)

                           (Continued from other side)

                              Date                    , 2002
                                  --------------------

                              Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON WEDNESDAY, JUNE 12, 2002. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.